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                                                                       EXHIBIT 5

                     (CLARK HILL PLC, ATTORNEYS AT LAW LOGO)

                         500 Woodward Avenue, Suite 3500
                          Detroit, Michigan 48226-3435
                    Tel. (313) 965-8300 o Fax (313) 965-8252
                                www.clarkhill.com

                                 January 6, 2005


Universal Truckload Services, Inc.
11355 Stephens Road
Warren, Michigan 48089
Attn:  Mr. Robert E. Sigler
       Chief Financial Officer

           Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

       We have acted as Michigan counsel to Universal Truckload Services, Inc., a Michigan corporation (the "Company") in connection with the preparation of the Company's Registration Statement on Form S-1 (the "Registration Statement") relating to the initial public offering of shares of the Company's common stock, no par value (the "Common Stock"), and filing the Registration Statement as Registration No. 333-120510 with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Act of 1933, as amended.

       In connection with the preparation and filing of the Registration Statement, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate in order to render the opinion herein set forth.

       Based upon the foregoing, it is our opinion that on the date the Registration Statement is declared effective by the Commission, the Common Stock offered by the prospectus included in the Registration Statement, when issued and sold as described therein, will be legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Matters."

                                             Very truly yours,


                                             /s/ CLARK HILL PLC

                                             Clark Hill PLC


          Detroit, Michigan o Birmingham, Michigan o Lansing, Michigan